Exhibit 99.1

Globecomm Reports Fiscal 2013 Third Quarter and Nine Month Financial Results

HAUPPAUGE, N.Y.—(BUSINESS WIRE)—May 8, 2013— Globecomm Systems Inc. (NASDAQ:GCOM), a leading communications solutions provider, today reported financial results for the fiscal 2013 third quarter and nine months ended March 31, 2013. Globecomm is reporting its financial results on a generally accepted accounting principles (GAAP) basis as well as adjusted EBITDA and adjusted diluted net income per common share, both non-GAAP financial measures, for which the Company provides detailed reconciliations in the attached tables. The following are highlights:

Revenues ($M)

	Q3 FY13	Q3 FY12	% Change	9 Months FY13	9 Months FY12	% Change
Service	$51.8	$65.9	(21.5)	$149.1	$170.8	(12.7)
Infrastructure solutions	$26.3	$45.0	(41.5)	$89.9	$106.3	(15.4)

Consolidated	$78.1	$110.9	(29.6)	$239.0	$277.1	(13.8)

GAAP Results ($M except EPS)

	Q3 FY13	Q3 FY12	% Change	9 Months FY13	9 Months FY12	% Change
Net income	$4.2	$2.9	43.9	$10.7	$21.5	(50.3)
Diluted EPS	$0.18	$0.13	38.5	$0.46	$0.95	(51.6)

Non-GAAP Results ($M except EPS)

	Q3 FY13	Q3 FY12	% Change	9 Months FY13	9 Months FY12	% Change
Adjusted EBITDA	$10.4	$13.3	(22.0)	$28.2	$33.5	(15.9)
Adjusted Diluted EPS	$0.18	$0.25	(28.0)	$0.46	$0.61	(24.6)

Management’s Review of Results

David Hershberg, Chairman and CEO, said: “Despite several on-going challenges, specifically in the government marketplace, including the withdrawal of military forces in Iraq, government efforts to reduce its expenditures in upcoming budgets and the added pressure of the recent sequestration, Globecomm has met our plan for this quarter. Sequestration provides for an uncertain backdrop for government contracts; however at this time, we continue to see strong government service contract renewals, and we remain focused on executing on our overall business plan and vision. Globecomm’s Tempo platform continues to be well received and we continue to look for upsell opportunities supporting digital signage and “over the top” solutions. We also have a strong pipeline of infrastructure opportunities within our media segment, which bodes well for the coming fiscal year.”

Keith Hall, President and COO, added: “The team did an excellent job in meeting our Q3 objectives. The Company continues to invest in a number of strategic initiatives centered around the development of our global platform and data management capabilities. We see tremendous upside potential for both our media platform and our global machine-to-machine platform. We continue to develop the application based value proposition of these platforms to serve multiple market vertical segments. Our opportunity pipeline remains solid across the board, and we remain excited about the opportunities in front of us.”

Fiscal Year 2013 Third Quarter Results

Revenues for the Company’s fiscal 2013 third quarter were $78.1 million as compared to $110.9 million in the same period last year, a decrease of 29.6%. Revenues from services were $51.8 million as compared to $65.9 million in the same period last year, a decrease of 21.5%. The decrease in service revenues was primarily due to a one-time equipment sale of $12.8 million in the three months ended March 31, 2012 along with a decrease in the Company’s access service offering in the government marketplace due to the reduction of services in Iraq. Revenues from infrastructure solutions were $26.3 million as compared to $45.0 million in the same period last year, a decrease of 41.5%. The decrease in infrastructure solutions was primarily driven by the decrease in achievement of revenue milestones of approximately $16.1 million under a major government program with a lower than normal margin which was substantially complete as of December 31, 2012.

Net income for the Company’s fiscal 2013 third quarter was $4.2 million, or $0.18 of diluted net income per common share, compared to net income of $2.9 million, or $0.13 of diluted net income per common share in the same period last year. During the third quarter of fiscal 2012, the Company recorded a charge for the change in fair value of the earn-out resulting from the achievement of an earn-out payment to the former ComSource shareholders based on ComSource’s operating results. In accordance with GAAP, this change in the fair value of the earn-out resulted in a $2.8 million ($0.12 per diluted share) charge to net income. Adjusted diluted net income per common share for the third quarter of fiscal year 2013 was $0.18 compared to $0.25 in the same period last year. The reduction in adjusted diluted net income per common share was primarily driven by the reduction of revenues in both operating segments, partially offset by reductions in other operating expenses based on certain cost cutting initiatives.

Adjusted EBITDA for the third quarter of 2013 was $10.4 million as compared to $13.3 million in the same period last year.

Fiscal Year 2013 Nine Month Results

Revenues for the Company’s fiscal 2013 nine months ended March 31, 2013 were $239.0 million as compared to $277.1 million in the same period last year, a decrease of 13.8%. Revenues from services were $149.1 million as compared to $170.8 million in the same period last year, a decrease of 12.7%. The decrease in revenues was primarily due to the significant equipment sale in the three months ended March 31, 2012 along with a decrease in our access service offering in the government marketplace due to the reduction of services in Iraq. Revenues from infrastructure solutions were $89.9 million as compared to $106.3 million in the same period last year, a decrease of 15.4%. The decrease in infrastructure solutions was primarily driven by the decrease in achievement of revenue milestones of approximately $18.5 million under the major government program which was substantially complete as of December 31, 2012.

Net income for the Company’s fiscal 2013 nine months ended March 31, 2013 was $10.7 million, or $0.46 of diluted net income per common share, compared to net income of $21.5 million, or $0.95 of diluted net income per common share, in the same period last year. During the nine months ended March 31, 2012, the Company recorded a gain for the change in fair value of the ComSource earn-out as a result of changes in ComSource’s actual results and forecasted performance. In accordance with GAAP, this change in the fair value of the earn-out resulted in a $7.7 million ($0.34 per diluted share) gain to net income. Adjusted diluted net income per common share for the fiscal year 2013 nine months ended March 31, 2013 was $0.46 as compared to $0.61 in the same period last year. The reduction in adjusted diluted net income per common share was primarily driven by the reduction of service revenues, partially offset by reductions in other operating expenses based on certain cost cutting initiatives.

Adjusted EBITDA for the nine months ended March 31, 2013 decreased to $28.2 million as compared to $33.5 million in the same period last year.

Management’s Current Expectations for the Fiscal Year Ending June 30, 2013

Based on the Company’s performance to date and management’s expectations for the fourth quarter, Globecomm currently expects the following financial results for the fiscal year 2013:

•	Consolidated revenues to be between $310 and $320 million, down from the previously announced range of $320 to $340 million.

•	Services segment revenues to be between $200 and $205 million, refining the previously announced range of $200 to $210 million.

•	GAAP diluted net income per common share to be between $0.66 and $0.68, refining the previously announced range of $0.66 to $0.71.

•	Adjusted EBITDA to be between $40 and $41 million, refining the previously announced range of $40 to $42 million.

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP measure which represents net income before interest income, interest expense, provision for income taxes, depreciation, amortization expense, non-cash stock compensation expense, and earn-out fair value adjustments. Globecomm believes this provides greater transparency by helping illustrate comparability between current and prior periods. Under an accounting pronouncement on business combinations, acquisition related costs are required to be expensed rather than capitalized, and changes to the fair value of earn-out payments must be recognized in earnings. Therefore, the exclusion of the earn-out fair value adjustments in the adjusted EBITDA calculation provides better comparability.

Adjusted EBITDA does not represent cash flows as defined by GAAP. Globecomm discloses adjusted EBITDA since it is a financial measure commonly used in its industry. Because adjusted EBITDA facilitates internal comparisons of our historical financial position and operating performance on a more consistent basis, the Company also uses adjusted EBITDA in measuring performance relative to that of our competitors and in evaluating acquisition opportunities. The Company’s management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company’s business and make operating decisions. Adjusted EBITDA is not meant to be considered a substitute or replacement for net income as prepared in accordance with GAAP. Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Reconciliation between GAAP net income and adjusted EBITDA is provided in a table immediately following the Condensed Consolidated Balance Sheets.

Reconciliation of adjusted diluted net income per common share excludes earn-out fair value adjustments, which is. not in accordance with GAAP. However, Globecomm believes this measure provides greater transparency by helping illustrate comparability between current and prior periods. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. The Company’s management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company’s business and make operating decisions.

About Globecomm Systems

Globecomm Systems Inc. (“we”, “our”, “us” or “Globecomm”), is a leading global communications solutions provider. Employing our expertise in emerging communication technologies, including satellite and other transport mediums, we are able to offer a comprehensive suite of system integration, system products, and network services enabling a complete end-to-end solution for our customers. We believe our integrated approach of in-house design and engineering expertise combined with a world-class global network and our 24 by 7 network operating centers provides us a unique competitive advantage. We focus this value proposition in selective vertical markets, including government, wireless, media, enterprise and maritime. As a communications solutions provider we leverage our global network to provide customers managed access services to the United States Internet backbone, video content, the public switched telephone network or their corporate headquarters or government offices. We currently have customers for which we are providing these solutions in the United States, Europe, South America, Africa, the Middle East and Asia.

Based in Hauppauge, New York, Globecomm also maintains offices in Maryland, New Jersey, Virginia, the Netherlands, South Africa, Hong Kong, Germany, Singapore, the United Arab Emirates and Afghanistan.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management’s current expectations and observations. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date of this press release. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse to our security holders.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, including without limitation under the captions ‘‘Risk Factors’’ and ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations,’’ and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this press release.

SOURCE: Globecomm Systems Inc.

For Globecomm Investor Relations information:

Matthew Byron, 631-457-1301

Senior Vice President, Corporate Office IR/M&A

ir@globecommsystems.com

or

Globecomm Systems Inc.

45 Oser Avenue

Hauppauge, NY 11788

Phone: 631-231-9800; Fax: 631-231-1557

Web: http://www.globecommsystems.com

-Financial tables follow-

Globecomm Systems Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2013	2012	2013	2012
Revenues from services	$51,761	$65,931	$149,105	$170,822
Revenues from infrastructure solutions	26,306	44,998	89,864	106,267

Total revenues	78,067	110,929	238,969	277,089

Costs and operating expenses:
Costs from services	35,030	47,182	100,813	116,968
Costs from infrastructure solutions	22,816	40,047	81,595	94,539
Selling and marketing	4,485	4,843	13,191	14,291
Research and development	1,194	1,398	3,133	4,902
General and administrative	8,071	8,179	23,677	24,913
Earn-out fair value adjustments	—	2,829	—	(7,745)

Total costs and operating expenses	71,596	104,478	222,409	247,868

Income from operations	6,471	6,451	16,560	29,221

Interest income	79	59	246	171
Interest (expense)	(92)	(141)	(309)	(463)

Income before income taxes	6,458	6,369	16,497	28,929

Provision for income taxes	2,282	3,467	5,816	7,450

Net income	$4,176	$2,902	$10,681	$21,479

Basic net income per common share	$0.18	$0.13	$0.47	$0.98

Diluted net income per common share	$0.18	$0.13	$0.46	$0.95

Weighted-average shares used in the calculation of basic net income per common share	22,804	22,213	22,620	22,006

Weighted-average shares used in the calculation of diluted net income per common share	23,190	22,839	23,010	22,680

Globecomm Systems Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	June 30,
	2013	2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$71,414	$72,196
Accounts receivable, net	62,023	59,224
Inventories	32,801	30,664
Prepaid expenses and other current assets	4,432	4,101
Deferred income taxes	1,261	7,041

Total current assets	171,931	173,226
Fixed assets, net	50,483	47,712
Goodwill	68,649	68,463
Intangibles, net	17,239	19,331
Other assets	1,450	1,335

Total assets	$309,752	$310,067

Liabilities and Stockholders’ Equity
Current liabilities	$53,087	$63,389
Other liabilities	96	230
Long term debt	10,000	14,575
Deferred income taxes	12,485	12,485
Total stockholders’ equity	234,084	219,388

Total liabilities and stockholders’ equity	$309,752	$310,067

Globecomm Systems Inc.

Reconciliation of Net Income to adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2013	2012	2013	2012
Net income	$4,176	$2,902	$10,681	$21,479
Adjustments:
Interest (income)	(79)	(59)	(246)	(171)
Interest expense	92	141	309	463
Earn-out fair value adjustments	—	2,829	—	(7,745)
Provision for income taxes	2,282	3,467	5,816	7,450
Depreciation and amortization	2,951	3,195	8,743	9,391
Stock compensation expense	983	862	2,869	2,627

Adjusted EBITDA	$10,405	$13,337	$28,172	$33,494

Globecomm Systems Inc.

Reconciliation of adjusted diluted Net Income per common share

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2013	2012	2013	2012
Diluted net income per common share	$0.18	$0.13	$0.46	$0.95
Earn-out fair value adjustments	—	0.12	—	(0.34)

Adjusted diluted net income per common share	$0.18	$0.25	$0.46	$0.61